UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56065	33-4429767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Piping Rock Road Locust Valley, New York	11560
(Address of Principal Executive Offices)	(Zip Code)

(516) 384-2577

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, Two Hands Corporation’s Board of Directors appointed Dr. Daniel Reshef as a member of the Board of Directors. The Board now consists of Emil Assentato, Craig Marshak, Matthew Stark and Dr. Daniel Reshef.

Biographical Information for Daniel Reshef

Dr. Daniel Reshef is a dual Israeli and USA citizen, currently living in the USA, with strong ties to Israel, Israel medical research centers and a vast array of relationships in the global pharmaceutical sector.

Dr Reshef’s extensive career with over twenty-five years in drug development encompasses many facets of the pharmaceutical sector, gained through senior management positions at leading companies such as Hoffman La Roche, Genentech, Bristol Myers Squibb, and in his current capacity as the Therapeutic Area Global Head for a major global pharmaceutical company. His scientific experience includes skills in regulatory, medical affairs, drug safety operations and clinical trials epidemiology with leadership experience in early drug development from phase 1 to phase IV, and in multiple therapeutic areas.

Dr. Reshef is a board-certified physician, graduate of the Hebrew University and Hadassah Medical School in Jerusalem, and has earned his MPH and PhD in Epidemiology from Johns Hopkins University.

The terms of Dr. Reshef’s compensation are still being determined.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HANDS CORPORATION

Dated: May 13, 2025	By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

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